UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	July 28, 2004
Date of Earliest Event Reported:	July 26, 2004

BOISE CASCADE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161

(Registrant’s telephone number, including area code)

Item 5.            Other Events.

On July 26, 2004, Boise Cascade Corporation announced that it had reached a definitive agreement to sell its paper, forest products, and timberland assets for approximately $3.7 billion to Madison Dearborn Partners, Inc., a private equity investment firm located in Chicago, Illinois.

A copy of the Asset Purchase Agreement dated July 26, 2004, is attached as Exhibit 2.

The foregoing description of the transaction is not complete.  For further information, please refer to the Asset Purchase Agreement that is filed with this Form 8-K.

Item 7.	Financial Statements and Exhibits.
(c)	Exhibits.

	Exhibit 2	Asset Purchase Agreement dated July 26, 2004, between Boise Cascade Corporation, Boise Southern Company, Minidoka Paper Company and Forest Products Holdings, L.L.C., and Boise Land & Timber Corp.

	Exhibit 99	Transcript of July 26, 2004, Webcast and Conference Call

Item 9.            Regulation FD Disclosure.

Boise hosted a webcast and conference call on Monday, July 26, 2004, at 10 a.m. (Eastern Daylight Time) at which it discussed this announcement.  A transcript of the webcast and conference call is attached as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary

Date: July 28, 2004

EXHIBIT INDEX

Number	Description

2	Asset Purchase Agreement dated July 26, 2004, between Boise Cascade Corporation, Boise Southern Company, Minidoka Paper Company and Forest Products Holdings, L.L.C., and Boise Land & Timber Corp.

99	Transcript of July 26, 2004, Webcast and Conference Call